STOCKHOLDERS' AND VOTING AGREEMENT

                                      among

                           U.S. ENERGY SYSTEMS, INC.,

                             certain stockholders of
                           U.S. ENERGY SYSTEMS, INC.,

                              Major Stockholders of
                      ZAHREN ALTERNATIVE POWER CORPORATION

                                       and

                             CINERGY SOLUTIONS, INC.

                          Dated as of November 28, 2000



                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

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
         SECTION 1.01.  Certain Defined Terms......................................................................1


                                   ARTICLE II
                   CERTAIN OBLIGATIONS PRIOR TO EFFECTIVE TIME

         SECTION 2.01.  Voting Agreement...........................................................................5
         SECTION 2.02.  No Disposition or Encumbrance of Shares....................................................6
         SECTION 2.03.  No Solicitation of Transactions............................................................7
         SECTION 2.04.  Extraordiary Activities...................................................................7



                                   ARTICLE III
                  CERTAIN OBLIGATIONS AFTER THE EFFECTIVE TIME

         SECTION 3.01.  Election to Board of Directors.............................................................8
         SECTION 3.02.  Redemptions................................................................................9


                                   ARTICLE IV
                            RESTRICTIONS ON TRANSFER

         SECTION 4.01.  General Restriction.......................................................................11
         SECTION 4.02.  Legends...................................................................................11
         SECTION 4.03.  Lock-Up...................................................................................12


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                           OF USE AND THE STOCKHOLDERS

         SECTION 5.01.  Authority Relative to This Agreement......................................................12
         SECTION 5.02.  No Conflict...............................................................................13
         SECTION 5.03.  Title to the Shares.......................................................................13
         SECTION 5.04.  Authority of USE Relative to This Agreement...............................................13
         SECTION 5.05.  No USE Conflict...........................................................................13


                                   ARTICLE VI
                                  MISCELLANEOUS
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
         SECTION 6.01.  Termination...............................................................................14
         SECTION 6.02.  Expenses..................................................................................14
         SECTION 6.03.  Notices...................................................................................14
         SECTION 6.04   Headings..................................................................................16
         SECTION 6.05.  Severability..............................................................................16
         SECTION 6.06.  Entire Agreement..........................................................................16
         SECTION 6.07.  Assignment................................................................................16
         SECTION 6.08.  Amendment.................................................................................16
         SECTION 6.09.  Governing Law.............................................................................17
         SECTION 6.10.  Counterparts..............................................................................17
         SECTION 6.11.  Equitable Relief..........................................................................17
         SECTION 6.12.  Jurisdiction and Service of Process.......................................................17
         SECTION 6.13.  Further Assurances........................................................................17
         SECTION 6.14.  Limitations on Amendments.................................................................17


                       STOCKHOLDERS' AND VOTING AGREEMENT

         THIS STOCKHOLDERS' AND VOTING AGREEMENT, is entered into as of November 28, 2000, among U. S. ENERGY SYSTEMS, INC., a Delaware corporation ("USE"), the stockholders of USE who are signatories hereto (the "USE Stockholders"), Cinergy Solutions, Inc. ("CSI") and the Major Shareholders (as defined in the Merger Agreement) of ZAHREN ALTERNATIVE POWER CORPORATION, a Delaware corporation ("Zapco"), who are signatories hereto (the "Zapco Stockholders", and, together with the USE Stockholders and CSI, the "Stockholders").

         WHEREAS, concurrently herewith, USE, Zapco and USE Acquisition Corp., a Delaware corporation ("Merger Sub"), are entering into an Agreement and Plan of Reorganization and Merger (the "Merger Agreement"; capitalized terms being used herein as defined therein unless otherwise defined herein), which provides, among other things, for Merger Sub to merge with and into Zapco, with Zapco as the surviving corporation (the "Merger"), and for outstanding shares of Zapco capital stock to be converted into cash and shares of USE capital stock;

         WHEREAS, as a condition to the willingness of the parties to enter into the Merger Agreement, USE and the Stockholders have agreed to enter into this Agreement; and

         WHEREAS, the parties wish to set forth certain arrangements relating to the governance of USE and the disposition of shares of USE stock after the Merger;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

         "Agreement" or "this Agreement" means this Stockholders' and Voting Agreement, and all amendments hereto made in accordance with the provisions of
  Section 6.08.

         "Beneficial owner" or "Beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act.

         "Board" means the Board of Directors of USE.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

         "By-Laws" means USE's By-laws, as in effect from time to time.

         "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

         "Cause" has the meaning specified in Section 3.01(e).

         "Certificate   of    Incorporation"    means   USE's   Certificate   of
  Incorporation, as amended or restated from time to time, and any certificates of designation of USE as in effect from time to time.

         "Change of Control" means the occurrence of any of the following events with respect to any specified Person: (a) there shall be consummated (i) any merger, consolidation or combination (excluding the transactions contemplated by the Merger Agreement) (any, a "Combination") involving such Person in which such Person is not the continuing or surviving corporation, or pursuant to which shares of such Person's voting stock would be converted in whole or in part into cash, other securities or other property, other than a Combination involving such Person in which the holders of such Person's voting stock immediately prior to the Combination have substantially the same proportionate ownership of voting stock of the surviving corporation immediately after the Combination, or (ii) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of such Person, or (b) any other Person or a subsidiary thereof or any employee benefit plan sponsored by such Person or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of such Person in substantially the same proportions as their ownership of stock of such Person, other than a party hereto or any Affiliate of any such party shall become the Beneficial Owner of securities of such Person representing 50% or more of the combined voting power of the then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors of such Person, as a result of a tender or exchange offer, open market purchase or purchases, privately negotiated purchase or otherwise.

         "CSI Shares" means all USE Shares owned or held beneficially or of record by CSI or its Permitted Transferees.

         "Competing Transaction" means any of the following (other than the Merger and the transactions contemplated by the Merger Agreement): (a) a merger, consolidation, share exchange, business combination or other similar transaction as a result of which the stockholders of any specified Person immediately prior to such transaction will, after such transaction, own less than 50% of the voting stock of the combined, surviving or merged entity; (b) any sale, lease, exchange, transfer or other disposition of 50% or more of the assets of such party and its subsidiaries, taken as a whole; or (c) a tender offer or exchange offer for, or any acquisition of, 50% or more of the outstanding voting securities of such party by a Person not affiliated with any party hereto.

         "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more specified Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of one of such Persons, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "ESI" means Energy Systems Investors LLC.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Former Zapco Stockholders" means the Zapco Stockholders and their Permitted Transferees.

         "Permitted Transferee" means in the case of each Stockholder, (a) any Affiliate of such Stockholder, (b) any member of his or her immediate family,
  (c) a spouse, lineal descendant or a trust for the benefit of the Stockholder or one or more members of his or her immediate family, or (d) upon such Stockholder's death, any executor, administrator, testamentary trustee, legatee, heir or beneficiary of the Stockholder if, and only if, in the case of clauses (a) through (d) the transferee agrees in writing to be subject to this Agreement with the same rights and obligations as the transferring Stockholder.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

         "Public Offering" means an underwritten public offering of equity securities of USE pursuant to an effective registration statement under the Securities Act.

         "Restricted Shares" means all USE Shares other than (a) USE Shares that have been registered under a registration statement pursuant to the Securities Act; (b) USE Shares with respect to which a Sale has been made in reliance upon, and in accordance with, Rule 144; or (c) USE Shares with respect to which the holder thereof shall have delivered to USE either (i) a written opinion, in form and substance reasonably satisfactory to USE, of counsel, who shall be reasonably satisfactory to USE, or (ii) a "no action" letter from the Commission, to the effect that subsequent transfers of such USE Shares may be effected without registration under the Securities Act.

         "Restricted Stockholders" mean the Zapco Stockholders and the USE Restricted Stockholders.

         "Rule 144" means Rule 144 (or any successor provision) under the Securities Act.

         "Sale" or "Transfer" means any sale, assignment, transfer, distribution or other disposition of Shares or of a participation or other right therein, whether voluntarily or by operation of law.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Series A Preferred Stock" means USE's Series A Preferred Stock.

         "Series C Preferred Stock" means USE's Series C Preferred Stock.

         "Share" means any USE Share or Zapco Share.

         "Stockholder" means each Person (other than USE) who or which shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof or otherwise, so long as such Person shall own, beneficially or of record, any Shares.

         "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, joint venture, association or other entity, all of the capital stock or other similar equity interests of which are owned beneficially and of record by such Person directly or indirectly through one or more intermediaries.

         "USE" has the meaning specified in the preamble to this Agreement.

         "USE Common Stock" means shares of common stock, par value $.01, of USE.

         "USE Plan" means USE's 2000 Executive Incentive Compensation Plan.

         "USE Preferred Stock" means any share of preferred stock of USE of any series, class or designation, including the Series A Preferred Stock and the Series C Preferred Stock.

         "USE Restricted Stockholders" means ESI, Henry Schneider and Lawrence Schneider.

         "USE Share" means any share of USE Common Stock or USE Preferred Stock.

         "Warrants" means USE's Series B Warrants.

         "Zapco Common Stock" means any share of common stock, no par value per share, of Zapco.

         "Zapco Preferred Stock" means any share of preferred stock of Zapco of any series, class or designation.

         "Zapco Share" means any share of Zapco Common Stock or Zapco Preferred Stock.


                                   ARTICLE II

                   CERTAIN OBLIGATIONS PRIOR TO EFFECTIVE TIME

         SECTION 2.01. (a) Voting Agreement. Except as provided in Section 2.01(b) hereof each Stockholder, severally and not jointly, hereby agrees that, from and after the date hereof and until the earlier of (i) the Effective Time, or (ii) the termination of the Merger Agreement in accordance with its terms, at any meeting of either the stockholders of USE or of Zapco, as applicable, however called, and in any action by consent of either the stockholders of USE or of Zapco, as applicable, such Stockholder will vote (or cause to be voted) such Stockholder's Shares owned beneficially or of record by such Stockholder at the time (including any Shares for which such Stockholder has been appointed or granted a proxy or otherwise has the power to vote, it being understood that pursuant to the Voting Trust Agreement dated June 15, 1998 among certain Stockholders of Zapco, Bernard Zahren is entitled to vote certain Zapco Shares, including 1,900 Zapco Shares owned by Martin Laughlin, Michael Carolan, Richard Augustine and Stephen Rosenberg, and all of such Zapco Shares shall be voted in the manner in which Bernard Zahren is obligated to vote his Zapco Shares pursuant to this Agreement): (A) in favor of the approval and adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and otherwise in such manner as may be necessary to consummate the Merger; (B) against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of USE or Zapco, as applicable, contained in the Merger Agreement; and (C) against any action, proposal, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) that would result in any of the conditions to USE's or Zapco's, as applicable, obligations under the Merger Agreement not being fulfilled, provided, however, that the Zapco Stockholders shall not be obligated to vote in favor of the Merger pursuant to clause (A) above if prior to the meeting of Zapco's shareholders to approve the Merger there occurs a Change of Control of USE, USE enters into a transaction that would result in such a Change of Control of USE or any Person (not affiliated with any party hereto) (an "Announcing Person") formally announces its intention to commence a tender offer or exchange offer for 50% or more of USE's outstanding voting securities if such announcing Person has the financial means to consummate such a tender offer or exchange offer (it being understood that this provision shall not restrict such Stockholders in their capacity as directors from exercising their fiduciary obligation to USE and its stockholders or from taking any action pursuant to Section 6.01 and 6.02 of the Merger Agreement) or Section 2 of the Termination Fee Agreement (as defined in the Merger

  Agreement)); and further provided, however, that the USE Stockholders and CSI shall not be obligated to vote in favor of the Merger pursuant to clause (A) above if prior to the meeting of USE's Shareholders there occurs a Change of Control of Zapco or Zapco enters into a transaction that would result in such a Change of Control of Zapco. No Stockholder shall enter into any agreement or understanding with any Person or entity to vote such Stockholder's shares or give instructions in any manner inconsistent with this Section 2.01(a). The Stockholders acknowledge receipt and review of a copy of the Merger Agreement.

         (b) The parties acknowledge that the obligations of ESI under Section 2.01(a) above and 3.01(d) below (except as to voting in favor of the CSI Designee (as defined in Section 3.01(c))) are subject and subordinate to the voting restrictions respecting its Shares contained in Section 7 of the Pledge Agreement between ESI and USE dated as of July 31, 2000, as amended by Amendment No. 1 dated as of October 20, 2000 (the "Pledge Agreement Restrictions") and in the event of any inconsistency between Section 2.01(a) and the Pledge Agreement Restrictions, the Pledge Agreement Restrictions shall govern.

         SECTION 2.02. No Disposition or Encumbrance of Shares. Each Restricted Stockholder, severally and not jointly, hereby agrees that, except as contemplated by this Agreement, between the date hereof and the earlier of (a) the Effective Time, or (b) the termination of the Merger Agreement in accordance with its terms, such Restricted Stockholder shall not (x) sell, transfer, tender, assign, contribute to the capital of any Person, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation or other restriction on such Restricted Stockholder's voting rights, or any charge or other encumbrance of any nature whatsoever with respect to, any of such Restricted Stockholder's Shares (or agree or consent to, or offer to do, any of the foregoing); provided, however, that the restrictions contained in this Section 2.02 shall not apply to (i) the placement or issuance of membership interests of ESI and the distribution of any USE securities held by ESI pursuant to any operating agreement of ESI,
  (ii) the placement,  transfer or  distribution  of any of the Warrants held by any USE Restricted Stockholder to any other USE Restricted Stockholder or their Affiliates or in connection with the placement of ESI membership interests, (iii) the conversion of any USE Series A Preferred Shares into USE Common Shares by any USE Restricted Stockholder in accordance with the USE Series A Preferred Shares Certificate of Designation, (iv) the exercise of any USE stock options or Warrants held by any USE Restricted Stockholder; or (v) the transfer of any Zapco Shares among any Zapco Stockholders or holders of Zapco options or warrants, or of any USE Shares among USE Restricted
  Stockholders or any transfers to Permitted Transferees. No Restricted Stockholder shall take any action that would make any representation or warranty of such Restricted Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Restricted Stockholder from performing its, his or her obligations or directly or indirectly, initiate, solicit or encourage any Person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

         SECTION 2.03. No Solicitation of Transactions. Each Restricted Stockholder, severally and not jointly, agrees that between the date of this Agreement and the earlier of (a) the Effective Time, or (b) the termination of the Merger Agreement in accordance with its terms, such Restricted Stockholder will not (y) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person relating to any Competing Transaction, or
  (z) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate, in, facilitate or encourage any effort or attempt by any other Person to seek a Competing Transaction. Each Restricted Stockholder immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Notwithstanding anything to the contrary in this Agreement, however, any Stockholder in his capacity as a director or officer of USE or Zapco shall be permitted (a) to take any action and participate in any discussions or negotiations permitted under Section 1 of the Termination Fee Agreement between USE, Zapco and CSI of even date and (b) to exercise his fiduciary duties if an unsolicited proposal concerning a Competing Transaction is received. Each Zapco Stockholder shall notify USE, and each USE Stockholder shall notify Zapco, in each case promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to USE or Zapco, as the case may be, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

         SECTION 2.04. Extraordinary Activities. Each Stockholder, severally and not jointly, hereby agrees that, except as contemplated by this Agreement, during the twenty (20) consecutive trading days ending on the trading day which is two (2) Business Days prior to the Effective Time, neither such Stockholder nor any Affiliates or Permitted Transferees of such Stockholder shall, in the course of any one week period, make any Sales, transfers, assignments, purchases or other acquisitions of any interest in (either directly or indirectly) any USE Shares which Sales, transfers, assignments, purchases or other acquisitions exceed the average weekly number of USE Shares sold, transferred, assigned, purchased or otherwise acquired by such Stockholder or the Affiliates or Permitted Transferees of such Stockholder during the prior twelve (12) month period (other than USE Shares received in the Merger or USE Shares purchased in connection with the exercise of any currently outstanding option or warrant to acquire USE Shares or conversion of any outstanding convertible securities of USE).


                                   ARTICLE III

                  CERTAIN OBLIGATIONS AFTER THE EFFECTIVE TIME

         SECTION 3.01. Elections to Board of Directors. (a) USE, the USE Stockholders and CSI and their Permitted Transferees agree to exercise all authority under applicable Law (i) to cause a vote on the approval of the USE Plan to be placed on the ballot for the meeting (the "USE Meeting") of the shareholders of USE to approve the Merger and (ii) to cause Bernard J. Zahren and one designee of AJG Financial Services, Inc. (the "Gallagher Designee") to be placed on the ballot for the USE Meeting as a nominee for election to the Board of Directors of USE for a term beginning at the Effective Time and ending at the third following shareholders meeting of USE that elect members of USE's Board of Directors (the "First Term") on the conditional basis that Bernard J. Zahren's and the Gallagher Designee's eligibility to serve on the USE Board of Directors shall be subject to the consummation of the Merger.

         (b) USE, the Zapco Stockholders, CSI and their Permitted Transferees agree to exercise all authority under applicable Law to cause Larry Schneider to be placed on the ballot for the next shareholders meeting following the USE Meeting that elects members of USE's Board of Directors as a nominee for election to the Board of Directors of USE for a term ending at the third following annual shareholders meeting that elects members of USE's Board of Directors (the "Second Term"). This Section 3.01(b) shall not apply to the Zapco Stockholders unless the Merger is consummated.

         (c) USE, the Zapco Stockholders, the USE Stockholders and their Permitted Transferees agree to exercise all authority under applicable Law to cause M. Stephen Harkness or any other person designated by CSI (the "CSI Designee") to be placed on the ballot for the annual stockholders meeting of USE in 2001 as a nominee for election to the Board of Directors for the Second Term. This Section 3.01(c) shall not apply to the Zapco Stockholders unless the Merger is consummated.

         (d) Except as provided in Section 2.01(b) hereof, each USE Stockholder shall take all actions necessary to vote all USE Shares entitled to vote and owned or held beneficially or of record by such USE Stockholder at any annual or special stockholders' meeting at which one or more directors are elected in favor of, or shall take all actions by written consent in lieu of any such meeting necessary to cause, the approval of the USE Plan and the election of the directors as set forth in Sections 3.01(a) and 3.10(c) to the First Term and the Second Term, as applicable.

         (e) Each Zapco Stockholder shall take all actions necessary to vote all USE Shares entitled to vote and owned or held beneficially or of record by such Zapco Stockholder at any annual or special stockholders' meeting at which one or more directors are elected in favor of, or shall take all actions by written consent in lieu of any such meeting necessary to cause, the election of the directors as set forth in Sections 3.01(b) and 3.01(c) to the Second Term.

         (f) CSI shall take all actions necessary to vote all CSI Shares entitled to vote and owned or held beneficially or of record by CSI at any annual or special stockholders' meeting at which one or more directors are elected in favor of, or shall take all actions by written content in lieu of any such meeting necessary to cause, the election of the directors as set forth in Sections 3.01(a) and (b) to the First Term and the Second Term, as applicable.

         (g) Except as provided in Section 2.01(b) hereof, each USE Stockholder agrees that, if, at any time, such USE Stockholder is then entitled to vote for the removal of directors of USE, such USE Stockholder will not vote any Shares in favor of the removal of any director elected pursuant to Section
  3.01 (d) during the First Term or Second Term, as applicable, unless such removal shall be for Cause (as defined below). Each Zapco Stockholder agrees that, if, at any time, such Zapco Stockholder is then entitled to vote for the removal of directors of USE, such Zapco Stockholder will not vote any Shares in favor of the removal of Henry Schneider or any director elected pursuant to
  Section 3.01 (e) before or during the Second Term unless such removal shall be for Cause. CSI agrees that, if at any time, CSI is then entitled to vote for the removal of directors of USE, CSI will not vote any Shares in favor of the removal of Henry Schneider or any director elected pursuant to Section 3.01(f) before or during the First Term or Second Term as applicable unless such removal shall be for Cause. "Cause" shall mean (i) the director having been indicted of a crime which constitutes a felony under applicable law or having entered a plea of guilty or nolo contendere with respect thereto, or (ii) the engaging by the director in illegal or fraudulent conduct with respect to USE.

         (h) Each Stockholder agrees to vote against any proposal that would have the effect of amending or terminating Article III of USE's By-Laws as in effect at the Effective Time.

         (i) No party hereto shall enter into any agreement or undertaking with any person or entity to vote such party's shares or give instructions in any manner inconsistent with this Agreement.

         SECTION 3.02. Redemptions. (a) If USE redeems any USE Common Stock or Warrants held by any Restricted Stockholder (a "Redeemed Stockholder"), USE shall contemporaneously therewith offer to repurchase such number of shares of USE Common Stock or Warrants, as the case may be (the "Parity Securities"), of the other Restricted Stockholders that it can offer to repurchase using the Parity Redemption Amount (as defined). The term "Parity Redemption Amount" means, (1) with respect to a redemption of shares of USE Common Stock, the dollar amount equal to the product obtained by multiplying (i) a fraction, (A) the numerator of which is the dollar amount (inclusive of the accrued but unpaid dividends on USE Common Stock to be paid in connection with such redemption) to be paid by USE to the holders of such USE Common Stock in connection with such redemption of such stock and (B) the denominator of which is equal to the total amount USE would have to pay to the holders of USE Common Stock (inclusive of the accrued but unpaid dividends on the USE Common Stock, to be paid in connection with such redemption) to redeem all the shares of USE Common Stock, then outstanding (without giving effect to such redemption) by (ii) the number of shares of USE Common Stock of the other Restricted Stockholders and (2) with respect to a redemption of Warrants, the dollar amount equal to the product obtained by multiplying (i) a fraction, (A) the numerator of which is the dollar amount to be paid by USE to the holders of such Warrants in connection with such redemption of such Warrants and (B) the denominator of which is equal to the total amount USE would have to pay to the holders of Warrants to redeem all the Warrants, then outstanding (without giving effect to such redemption) by (ii) the number of Warrants of the other Restricted Stockholders.

                  (b) USE shall offer to repurchase the Parity Securities at the redemption price (the "Redemption Price") received by the Redeemed Stockholder as follows:

                  (i) Such offer (the "Offer")  shall be addressed by USE to the other Restricted Stockholders (the "Eligible Stockholders") at their addresses listed in this Agreement (or to such other address that they shall designate in writing in accordance with Section 6.03 hereof). Such Offer shall formally notify (the "Notice") the Eligible Stockholders of USE's willingness to repurchase the Parity Securities at the Redemption Price for cash.

                  (ii)The Eligible  Stockholders shall have, for a period of ten
                      (10) days after the receipt of the Notice, the right to sell their USE Common Stock or Warrants, as the case may be, to USE for the Redemption Price, under the terms set forth in this Section 3.02 (b)(ii) or Warrants, as the case may be, below.

                  (iii) Each Eligible Stockholder shall notify USE in writing of its desire to sell its USE Common Stock or Warrants, as the case may be, for the specified Redemption Price. Each Eligible Stockholder shall have the right to have repurchased a pro-rata portion of its USE Common Stock or Warrants, as the case may be, based on the number of shares of USE Common Stock or Warrants, as the case may be, held by such Eligible Stockholder relative to the aggregate number of shares of USE Common Stock or aggregate number of Warrants, as the case may be, of all Eligible Stockholders who are interested in having their USE Common Stock or Warrants, as the case may be, repurchased. If any Eligible Stockholder elects not to have repurchased its pro rata portion of the Parity Securities it shall within ten (10) days so notify USE. Each Eligible Stockholders who has elected to have repurchased its pro rata portion of the Parity Securities also shall have the right to have repurchased a portion of the pro rata portions of the Parity Securities which other Eligible Stockholders elected not to have repurchased on a pro-rata basis, based on the number of shares of USE Common Stock or Warrants, as the case may be, held by such Eligible Stockholder relative to the aggregate number of shares of USE Common Stock or aggregate number of Warrants, as the case may be, of all Eligible Stockholders who elected to purchase, until the Eligible Stockholders have chosen to repurchase all or less than all of the Parity Securities repurchased. Thereafter, a closing shall take place.


                                   ARTICLE IV

                            RESTRICTIONS ON TRANSFER

         SECTION 4.01. General Restriction. From and after the Effective Time, the Former Zapco Stockholders agree that they will not, directly or indirectly, make or solicit any Sale of any USE Shares, except in compliance with the Securities Act and this Agreement.

         SECTION 4.02. Legends. (a) USE shall affix to each certificate evidencing USE Shares of the Former Zapco Stockholders a legend in substantially the following form:


        "THE SECURITIES  EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS' AND VOTING AGREEMENT, DATED AS OF NOVEMBER 28, 2000, AS IT MAY THEREAFTER BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

         (b) USE shall affix to each certificate evidencing USE Shares of any Stockholder other than a Former Zapco Stockholder a legend in substantially the following form:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS' AND VOTING AGREEMENT, DATED AS OF NOVEMBER 28, 2000, AS IT MAY THEREAFTER BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

         (c) In the event that any USE Shares shall cease to be Restricted Shares, USE shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such USE Shares without the first paragraph of the legend required by Section 4.02(a) endorsed thereon; provided, however, that such holder shall furnish USE or its transfer agent such certificates, legal opinions or other information as USE or its transfer agent may reasonably require to confirm that the legend is not required on such certificate. In the event that any USE Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement but remain Restricted Shares, USE shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such USE Shares without the second paragraph of the legend required by Section 4.02(a). In the event that any Shares shall cease to be entitled to any rights and subject to any obligations set forth in this Agreement, USE shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such USE Shares without the legend required by Section 4.02(b).

         SECTION 4.03. Lock-Up. Each Restricted Stockholder hereby agrees that, for a period of twelve (12) months following the Effective Time, such Restricted Stockholder shall not, directly or indirectly, (including via puts, calls or other derivatives) sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to Permitted Transferees who agree to be similarly bound) any USE Shares or rights, options or warrants issued by USE ("USE Rights") held by such Restricted Stockholder at any time during such period; provided, however that such Restricted Stockholders may exercise USE Rights it being understood that the Shares issuable upon such exercise shall be subject to this Agreement; and provided, further that ESI shall be permitted to take such action as it deems appropriate, including without limitation the sale or distribution of ESI membership interests, USE Shares, or the Warrants pursuant to the Operating Agreement by and among ESI and its members, so long as upon any USE Shares or USE Right being distributed by ESI to any Stockholder such USE Shares and USE Rights shall be subject to the same extent as other USE Shares and USE Rights held by such Stockholders.


                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF USE AND THE STOCKHOLDERS

         Each Stockholder, severally and not jointly, hereby represents and warrants to USE (in the case of each Zapco Stockholder) and to each other Stockholder, in each case in respect of such Stockholder only, as to the matters set forth in Sections 5.01 through 5.03, and USE hereby represents and warrants to each Zapco Stockholder as to the matters set forth in Sections
  5.04 and 5.05:

         SECTION 5.01. Authority Relative to This Agreement. Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

         SECTION 5.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate its charter, organizational documents, by-laws, operating agreement, partnership agreement, or similar agreements and instruments, if applicable, or any law, rule, regulation, order judgment or decree applicable to such Stockholder or by which the Shares owned by such Stockholder are bound or affected or (ii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by such

  Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares owned by such Stockholder are bound or affected)

         (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, domestic or foreign, except for applicable requirements, if any, of the Exchange Act.

         SECTION 5.03. Title to the Shares. As of the date hereof, such Stockholder is the record and beneficial owner of the number of Shares set forth beneath such Stockholder's name on the signature page hereof. Such Shares are all the Shares owned, either of record or beneficially, by such Stockholder. The Shares owned by such Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. Except as provided in this Agreement, such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Stockholder.

         SECTION 5.04. Authority of USE Relative to This Agreement. USE has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by USE and constitutes a legal, valid and binding obligation of USE, enforceable against USE in accordance with its terms.

         SECTION 5.05. No USE Conflict. (a) The execution and delivery of this Agreement by USE do not, and the performance of this Agreement by USE shall not, (i) conflict with or violate its Certificate of Incorporation or By-Laws or any law, rule, regulation, order judgment or decree applicable to USE or
  (ii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of USE pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which USE is a party or by which USE or its properties and assets are bound or affected).

         (b) The execution and delivery of this Agreement by USE do not, and the performance of this Agreement by USE shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, domestic or foreign.


                                   ARTICLE VI

                                  MISCELLANEOUS

        SECTION 6.01. Termination. Unless otherwise expressly provided herein and except for Section 3.01(g), which shall terminate on the third anniversary hereof, the obligations of the parties hereto shall terminate upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms, or (b) the later of (i) the date which is eighteen months following the date hereof and (ii) on the date upon which the Shareholder votes required by
  Section  3.01(a),  3.01(b) and 3.01(c) have occurred.  Nothing in this Section
  6.01 shall relieve any party of liability for any breach of this Agreement.

         SECTION 6.02. Expenses. Except as expressly set forth herein, costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Person incurring such costs and expenses whether or not the closing of the Merger occurs.

         SECTION 6.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

         (a)      If to USE, at:

                  One North Lexington Avenue, 4th Floor
                  White Plains, New York 10601
                  Facsimile No.:  (941) 271-5315
                  Attention: Goran Mornhed, President and Chief Operating
                  Officer

                  with a copy to:

                  Robinson Brog Leinwand
                  Greene Genovese & Gluck P.C.
                  1345 Avenue of the Americas
                  New York, New York 10105
                  Facsimile No.: (212) 956-2164
                  Attention:  Allen J. Rothman, Esq.

         (b) If to the USE Stockholders, to the addresses set forth on the signature pages hereof

         (c) If to the Zapco Stockholders, to the addresses set forth on the signature pages hereof, with a copy to:

                  Shipman & Goodwin, LLP
                  One American Row
                  Hartford, CT 06103-2819
                  Telecopy:  (860) 251-5900
                  Attention:  John Lawrence, Jr., Esq. and
                              Marcus D. Wilkinson, Esq.

                  And

                  Tannenbaum Helpern Syracuse & Hirschtritt LLP
                  900 Third Avenue
                  New York, New York 10022
                  Facsimile No.: (212) 826-0773
                  Attention: Stephen Rosenberg, Esq.

                  And

         (d)      If to CSI, at:

                  Cinergy Solutions, Inc.
                  1000 East Main Street
                  Plainfield, IN 46168
                  Attention:  M. Stephen Harkness, President & COO
                  Facsimile: 317-838-2090

                  With a copy to:

                  Cinergy Corp.
                  221 East Fourth Street
                  Cincinnati, Ohio  45201
                  Attention: Jerome A. Vennemann, General Counsel
                  Facsimile: 513-287-1363

         SECTION 6.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 6.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 6.06. Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between USE and the Stockholders with respect to the subject matter hereof and thereof including without limitation the letter agreements among USE, CSI and the USE Restricted Stockholders dated as of October 12, 2000.

         SECTION 6.07. Assignment. This Agreement may not be assigned by operation of law or otherwise except by Stockholders to Permitted Transferees in connection with a transfer of Shares hereunder.

         SECTION 6.08. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

         SECTION 6.09. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in New York County, New York, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

         SECTION 6.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 6.11. Equitable Relief. The parties hereto agree that the remedy at law for any breach of this Agreement is inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of this Agreement, with the posting of a bond or for such other security as may be required by the court. In the event of any controversy concerning the purchase or sale of any USE Shares hereunder or any matter relating to the voting of the USE Shares, the terms of this Agreement shall be enforceable in a court by a decree of specific performance. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have.

         SECTION 6.12. Jurisdiction and Service of Process. Each party hereby irrevocably: (1) agrees that any suit, action, or other legal proceeding arising out of this Agreement or out of any of the transactions contemplated hereby or thereby, may be brought in any New York court or United States federal court located in the County of New York; (2) consents to the jurisdiction of each such court in any such suit, action, or legal proceeding; (3) waives any objection which such party may have to the laying of venue of any such suit, action, or legal proceeding in any of such courts; (4) agrees that New York is the most convenient forum for litigation of any such suit, action, or legal proceeding; and (5) designates the Secretary of State of the State of New York as such party's agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or legal proceeding brought in any such court, and agrees and consents that any such service of process upon such agent shall be taken and held to be valid personal service upon such party and that any such service of process shall be of the same force and validity as if service were made upon such party according to the laws governing the validity and requirements of such service in the State of New York, and waives all claim of error by reason of any such service.

         SECTION 6.13. Further Assurances. Each Stockholder and USE will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         SECTION 6.14. The Stockholders agree not to take any action to amend USE's Certificate of Incorporation or By-Laws in a manner which would create a conflict between such documents and this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written, by, in the case of
 USE, its authorized signatory thereunto duly authorized.

                                  USE:

                                  U. S. ENERGY SYSTEMS, INC.

                                  By: /s/Goran Mornhed
                                  -----------------------------------
                                  Name:  Goran Mornhed
                                  Title: President & Chief Operating Officer

                                  USE STOCKHOLDERS:

                                  By:/s/ Howard A. Nevins
                                  -------------------------
                                         Howard A. Nevins
                                     Address:

                                 By: /s/ Lawrence Schneider
                                 --------------------------
                                         Lawrence Schneider
                                     Address:

                                 By: /s/ Henry Schnieder
                                 --------------------------
                                         Henry Schneider
                                     Address:

                                 ENERGY SYSTEMS INVESTORS, LLC

                                   By: /s/ Henry Schneider
                                   ---------------------------
                                   Name:   Henry Schneider
                                   Title:
                                   Address:

                              MARATHON CAPITAL, LLC

                                By: /s/ Theodore Brandt
                                -------------------------------
                                 Name:  Theodore Brandt
                                 Title: Manager
                                 Address:



                              CASTLEBRIDGE PARTNERS, LLC

                                By: /s/ Ethan Kahn
                                  ------------------------------
                                  Name: Ethan Kahn
                                  Title:Manager
                                  Address:



                              ZAPCO STOCKHOLDERS:

                              AJG Financial Services, Inc.

                               By: /s/    Mark P. Strauch
                                 -------------------------------
                                   Name:  Mark P. Strauch
                                   Title: Executive Vice President

                               BERNARD J. ZAHREN

                               /s/ Bernard J. Zahren
                               -----------------------------------
                                   Bernard J. Zahren

                                ENVIRONMENTAL OPPORTUNITIES FUND

                                By:/s/ Kenneth Leung
                                   -----------------------------
                                   Name:
                                   Title:



                                ENVIRONMENTAL OPPORTUNITIES FUND/CAYMAN


                                 By: /s/ Kenneth Leung
                                    ----------------------------------
                                    Name:
                                    Title:



                                FINOVA MEZZANINE CAPITAL CORP.

                                By:/s/ Kevin Pearce
                                   ------------------------------------
                                    Name:  Kevin Pearce
                                    Title: Vice President


                                FREDERIC ROSE

                                /s/ Frederic Rose
                                -----------------------------------



                                 M & R ASSOCIATES

                                 By: /s/ Frederic Rose
                                    ---------------------------------
                                     Name:  Frederic Rose
                                     Title: President

                                 MARTIN F. LAUGHLIN

                                 /s/ Martin F. Laughlin
                                 -----------------------------------


                                 MICHAEL J. CAROLAN

                                 /s/ Michael J. Carolan
                                 ------------------------------------


                                 RICHARD J. AUGUSTINE

                                 /s/ Richard J. Augustine
                                 --------------------------------------

                                 CSI:

                                 CINERGY SOLUTIONS, INC.



                                 By:/s/    M. Stephen Harkness
                                    --------------------------------------
                                    Name:  M. Stephen Harkness
                                    Title: President and Chief Operating
                                           Officer